UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 4, 2009

HemoBioTech, Inc.

(Exact Name of Company as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51334	33-0995817
(Commission File Number)	(IRS Employer Identification No.)

5001 Spring Valley Road Suite 1040 - West
Dallas, Texas 75244

                    (Address of Principal Executive Offices)
                                                            (Zip Code)

(972) 455-8950

(Company’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Modification, Settlement and Release Agreement

On March 4, 2009, HemoBioTech, Inc. (the “Company”) entered into a modification, settlement and release agreement (the “Settlement Agreement”) with Mark J. Rosenblum, the Company’s chief financial officer and secretary. Mr. Rosenblum will continue his employment under the modified agreement.  Under the terms of the Settlement Agreement, the Company has agreed to pay to Mr. Rosenblum $25,000 and to issue to Mr. Rosenblum 65,000 unregistered and restricted shares of the Company’s common stock, which will vest on March 4, 2010.  Should Mr. Rosenblum cease to be employed by the Company prior to March 4, 2010, he will be required to repay the $25,000 and will forfeit the shares of common stock in accordance with the terms of the Settlement Agreement, unless the Company is bankrupt or insolvent, or Mr. Rosenblum has been terminated without just cause pursuant to the terms of the employment agreement, dated April 1, 2005, between the Company and Mr. Rosenblum.
The Settlement Agreement amends the employment agreement, dated April 1, 2005, between Mr. Rosenblum and the Company, to provide that Mr. Rosenblum’s salary shall be $10,115 per month for the twelve month period following the date of the Settlement Agreement.  However, in the event that the Company consummates a financing for gross proceeds of at least three million dollars ($3,000,000) before March 4, 2010, Mr. Rosenblum’s salary shall be increased to $14,452 per month.

The Settlement Agreement also provides for a mutual release of any and all claims arising out of the employment relationship between Mr. Rosenblum and the Company.

The foregoing is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 9.01.     Financial Statements and Exhibits.

          (d)      Exhibits.

Exhibit No.                                           Description

10.1	Modification, Settlement and Release Agreement, dated March 4, 2009, by and between Mark J. Rosenblum and HemoBioTech, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                          HEMOBIOTECH, INC.

Date:  March 9, 2009                                                                           By:      _____________________________________
                          Arthur P. Bollon, PhD.
                          Chairman, President, Chief Executive Officer